UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011 (May 20, 2011)

SUBAYE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34660	35-2089848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A536-537, 13 Block, 232 Waihuandong Road,
Xiaoguwei Street,
University City,
Guangzhou GD
510006 China
 (Address of principal executive offices) (Zip Code)

(86) 20 3934 0180
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2011, Alan R. Lun, the President, Chief Financial Officer and Secretary of Subaye, Inc. (the “Company”) and a member of the Company’s Board of Directors (the “Board”), announced that he will resign from the Company for personal reasons, effective immediately.  Mr. Lun has served as the Company’s President and as a Board member since April 2007.  He has served as Secretary since January 2011 and as Chief Financial Officer since March 2011.  Mr. Lun’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The Company shall provide to Mr. Lun a copy of the disclosures it is making in response to this Item 5.02 no later than the date of filing of this Current Report on Form 8-K, and shall provide to Mr. Lun the opportunity to furnish a letter addressed to the Company as promptly as possible stating whether or not Mr. Lun agrees with the statements made by the Company in response to this Item 5.02, and if not, stating the respects in which he does not agree.  The Company shall file any such letter received by Mr. Lun as an exhibit by amendment to this Current Report on Form 8-K within two business days after receipt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 24, 2011

SUBAYE, INC.

By: /s/ Alexander Holtermann Name: Alexander Holtermann Title: Chief Executive Officer